UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2011

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	No.)	No.)

43 West 24th Street, 11th Floor

New York, NY 10010

(Address of Principal Executive Offices)

(855) 423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the below-referenced agreement.  The discussion is qualified in its entirety by the full text of the agreement.

On October 7, 2011 we entered into a Separation and Release Agreement (the “Agreement”) with Edward Jordan, our former Chief Financial Officer.  The Agreement became effective on October 15, 2011, 7 days following its execution.  Pursuant to the Agreement, we agreed to make 18 monthly payments, each in the amount of $23,106.91, to Mr. Jordan.  We have also agreed that Mr. Jordan will be permitted to exercise fully-vested options for the purchase of 183,333 shares of common stock. The last day that Mr. Jordan may exercise the options will be March 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.

Date: October 17, 2011	By:	/s/ Paul R. Arena
Paul R. Arena Chief Executive Officer